EXHIBIT 10.3

SUPPLEMENTARY AGREEMENT TO THE EXCLUSIVE TECHNICAL CONSULTING AND SERVICE AGREEMENT

THIS SUPPLEMENTARY AGREEMENT TO THE EXCLUSIVE TECHINCAL CONSULTING AND SERVICE AGREEMENT (the “Supplementary Agreement”) is made and entered into as of April 2, 2022, by and between the following parties:

Party A:

Rollingthunder Technology (Jiangxi) Co., Ltd., a limited liability company (wholly foreign-owned enterprise) established and existing in accordance with the laws of China, with its registered office at Room 308, Zone C, Zhejiang University Science and Technology Park, No. 698 Jingdong Avenue, Nanchang Hi-Tech Industrial Development Zone, Nanchang City, Jiangxi Province (Party A).

Party B:

Jiangxi Ruanyun Technology Co., Ltd., a limited liability company established and existing in accordance with the laws of China, with its registered office at 3F, Zone C, Zhejiang University Science and Technology Park, No. 698 Jingdong Avenue, Hi-Tech Industrial Development Zone, Nanchang City, Jiangxi Province.

WHEREAS,

The Parties have entered into the EXCLUSIVE TECHINCAL CONSULTING AND SERVICE AGREEMENT dated April 8, 2021 (the “Original Agreement”).

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.	The Parties agree to amend the terms 2.1 of the Original Agreement to the following:

“2.1 Both parties agree that the Consulting Fees shall be calculated in accordance with the consulting and service actually provided by Party A. Party A has the right, solely at its discretion, to determine the amount of the Consulting Fees, and both parties agree to, at Party A’s discretion, amend or enter into supplementary agreement in respect of the provisions under this Agreement regarding Consulting Fees. Consulting fees can be 100% of Party B’s annual profits.”

2.	The Parties agree to amend the terms 2.4 of the Original Agreement to the following:

“2.4 Party B shall provide Party A with a report in relation to Consulting Fees (“Consulting Fees Report”) within three (3) business days after each year in accordance with this Agreement and Party B shall remit the amount in RMB to the bank account designated by Party A within two (2) business days after delivery of such Consulting Fees Report.”

3.	This Supplementary Agreement constitutes a supplement and amendment to the Original Agreement. In case there is any inconsistency between them, this Supplementary Agreement shall prevail.

4.	This Supplementary Agreement may be executed in two, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.	This Supplementary Agreement shall become effective upon execution of the Parties.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the both Parties have its authorized representative executed this Supplementary Agreement on the date first above written.

Party A: Rollingthunder Technology (Jiangxi) Co., Ltd.

Authorized Representative (Signature): /s/ Rollingthunder Technology (Jiangxi) Co., Ltd.

Party B: Jiangxi Ruanyun Technology Co., Ltd.

Authorized Representative (Signature): /s/ Jiangxi Ruanyun Technology Co., Ltd.